CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-278735) of our report dated April 16, 2024, relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 29, 2024